EXHIBIT 99-2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed by Home Properties of New York, Inc. with respect to the Home Properties Retirement Savings Plan of our report dated June 7, 2000, with respect to the financial statements and schedules of the Home Properties Retirement Savings Plan included in this Annual Report (Form 11-
K) for the year ended December 31, 1999.

Sincerely,

/s/Insero, Kasperski, Ciaccia & Co., P.C.

Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
June 28, 2000